SECURITIES AND EXCHANGE COMMISSION

                            Form T-1

                    STATEMENT OF ELIGIBILITY
           UNDER THE TRUST INDENTURE ACT OF 1939 OF A
            CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of a 'trustee pursuant to
Section 305(b)(2)__________

                First Union Bank OF Connecticut
      (Exact name of trustee as specified in its charter)

                     Connecticut State Bank
(Jurisdiction of incorporation or organization if not a U.S. national bank)

                           06-0547320
              (I.R.S. Employer Identification No.)

    10 State House Square, Hartford, Connecticut 06103-3698
 (Address of trustee's principal executive offices) (zip code)

                W. Jeffrey Kramer, Vice President
     10 State House Square, Hartford, Connecticut 06103-3698
                           (860) 247-1353
(Name, address and telephone number of agent for service of process)

                Casino Magic of Louisiana, Corp.
     (Exact name of obligor as specified in  its  charter)

          Louisiana                               64-0878110
 (State or other jurisdiction of     I.R.S. Employer Identification No.)
incorporation  or  organization)

                        and, as guarantor,

                  Jefferson Casino Corporation
     (Exact name of obligor as specified in  its  charter)

          Louisiana                               72-1310739
 (State or other jurisdiction of    (I.R.S. Employer Identification No.)
incorporation  or  organization)

      1701 Old Minden Road, Bossier City, Louisiana 71111
      (Address of principal executive offices) (zip code)

           13% Series B First Mortgage Notes due 2003
                              and
         Guarantees of the Jefferson Casino Corporation
                (Title of indenture securities)

Item 1. General Information.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

               Connecticut Commissioner of Banking, 262 Constitution Plaza, Hartford, Connecticut 06115

               Board of Governors of the Federal Reserve System, Washington,
               D.C.

               Federal Deposit Insurance Corporation, Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

               Yes.

Item 2. Affiliations with Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

               None.

Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 have been omitted pursuant
to General Instruction B.

Item 16.  List of Exhibits.

     List below all exhibits filed as a part of this statement of eligibility and qualification.

     1. A copy of the articles of association of the trustee as now in effect.

     2.   A copy of the certificate of authority to commence business.

     3. Not Applicable. Authorization of the trustee to exercise corporate trust powers is contained in articles of association.

     4.   A copy of the bylaws of the trustee as now in effect.

     5.   Not Applicable.

     6. Consent of trustee required by Section 32 1 (b) of the Trust Indenture Act of 1939.

     7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                           SIGNATURE




Pursuant to the requirements of the Trust Act of 1939, the trustee, First Union Bank of Connecticut, a Connecticut State-chartered bank, incorporated and existing under the laws of the State of Connecticut, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Hartford and State of Connecticut on the 16th day of October, 1996


                         FIRST UNION BANK OF CONNECTICUT


                         By:  /s/ W. JEFFREY KRAMER
                              W. Jeffrey Kramer
                         Its: Vice President

                            EXHIBIT 1

                   ARTICLES OF INCORPORATION

                               OF

                FIRST UNION BANK OF CONNECTICUT

            AS AMENDED AND RESTATED JANUARY 1, 1996


     FIRST:  The name of the corporation is FIRST UNION BANK OF CONNECTICUT.

     SECOND: The nature of the business to be transacted, or the purposes to be promoted or carried out by the corporation are as follows:

     To transact a general banking business as a state bank and trust company and, in the conduct of such business, to engage in any lawful act or activity for Connecticut and to possess and exercise all the powers and privileges granted by The Banking Law of Connecticut or by any other law of Connecticut, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation, including. without limiting the generality of the foregoing, the power to:

     (a) Receive deposits, including deposits of public funds or money held in a fiduciary capacity;

     (b) Receive for safekeeping or otherwise all kinds of personal property;

     (c) Act as trustee, receiver, executor or administrator or as guardian or conservator of the estate, but not of the person, of any person;

     (d)  Act as trustee agent or registrar of stocks and bonds;

     (e) Act as agent, fiscal agent or trustee for any corporation, for holders of bonds, notes or other securities or for the state or any political subdivision thereof or taxing district therein;

     (f) Lend money with or without security and issue letters of credit for any lawful purpose;

     (g)  Borrow money and pledge assets therefor;

     (h)  Conduct a safe deposit business as permitted by applicable law;
and

     (i) Invest its assets in investment securities as permitted by applicable law.

     To transact such business and to exercise all rights, privileges, powers and franchises possessed by any entity with which the corporation or a predecessor of the corporation has merged or consolidated.

     THIRD: The principal office of the corporation is located in the city of Stamford, State of Connecticut.

     FOURTH: The total number of shares of capital stock which the corporation shall have authority to issue is six million (6,000,000) common shares, and the par value of each such share is Five Dollars ($5.00), amounting in the aggregate to thirty million dollars ($30,000,000), which shares shall be transferable according to such rules as may be established by the Board of Directors of the corporation.

     FIFTH:    (a) the name, address and business of each incorporator of the corporation are as follows:

  Name                     Address                     Business
Union Trust Company    Church and Elm Streets          Bank and Trust
                       New Haven, Connecticut 06505    Company

Union Trust Company    180 Fairfield Avenue            Bank and Trust
                       Bridgeport, Connecticut 06904   Company

               (b) the name, address and occupation of each prospective initial director of the corporation are as follows:

  Name                  Address                     Business
Carl Bennett      Greenbriar Lane              Chairman andPresident,
                  Stamford, Connecticut 06903  Caldor, Inc.

 Allan Bromley    35 Tokeneke Drive               Henry Ford H Professor
                  North Haven, Connecticut 06473  and Director of A. W.
                                                  Wright Nuclear Structure
                                                  Laboratory Yale
                                                  University

Gino P. Giusti    236 West Haviland Lane          President and Director,
                  Stamford, Connecticut 06903     Texasgulf Inc.

J. Robert Gunther Uncas Circle - Sachems Head     Chairman and President
                  Guilford, Connecticut 06437     George Schmitt & Co.,
                                                  Inc.

Eric R. Hansen    31 Arrowhead Way                Vice President of
                  Darien, Connecticut 06820       Northeast
                                                  Bancorp, Inc. and
                                                  President of Union
                                                  Trust Company

Robert W. Harcke   8 Point Road                   Chairman, Universal
                   Niantic, Connecticut 06357     Wire Products, Inc.

John M. Henske     104 Beachside Avenue           Chairman and Chief
                   Green Farms, Connecticut 06436 Executive Officer
                                                  Olin Corporation

Robert E. Ix       Walsh Lane                     Chairman and Chief
                   Greenwich, Connecticut 06830   Executive Officer,
                                                  Cadbury
                                                  Schweppes U.S.A. Inc.

O. Haydn Owens, Jr. 410 North Cedar Road          Vice President, The
                    Fairfield, Connecticut 06430  Southern New England
                                                  Telephone Co.

Kenneth A. Randall  13 Valley Road                President, The
                    New Canaan, Connecticut 06840 Conference Board,
                                                  Inc.

Thomas F. Richardson Marchant Road                   Chairman and
                     West Redding, Connecticut 06896 President
                                                     Northeast Bancorp,
                                                     Inc. and
                                                     Chairman and Chief
                                                     Executive
                                                     Officer, Union Trust
                                                     Company

Audrey M. Sargent    18 Wepawaug Road                None
                     Woodbridge, Connecticut 06525

Theodore F. Talmage  11406 Lost Tree Way             Retired
                     North Palm Beach, Florida 33403

Henry H. Townshend, Jr. 709 Townsend Avenue          Retired
                        New Haven, Connecticut 06512

Paul E. Waggoner     Vineyard Point Road            Director, The
                     Guilford, Connecticut 06437    Connecticut
                                                    Agricultural
                                                    Experiment Station

A. Porter Waterman    Parsonage Road                President, Weepor
                      Greenwich, Connecticut 06830  Corporation

Howard R. Weckerley   17 Cove Road                  Retired
                      River Hills Plantation
                      Clover, South Carolina 29170

     SIXTH:    (A)  Indemnification of Directors

The corporation shall, to the fullest extent permitted by applicable banking, corporate and other law and regulations, indemnify any person who is or was a director of the corporation from and against any and all expenses, liabilities or other losses arising in connection with any action, suit, appeal or other proceeding, by reason of the fact that such person is or was serving as a director of the corporation and may, to the fullest extent permitted by applicable banking, corporate and other law and regulation, advance monies to such persons for expenses incurred in defending any such action, suit, appeal or other proceeding on such terms as the corporation's Board of Directors shall determine. The corporation may purchase insurance for the purpose of indemnifying such persons and/or reimbursing the corporation upon payment of indemnification to such persons to the extent that indemnification is authorized by the preceding sentences, except that insurance coverage shall not be available in connection with a formal order by a court or judicial or governmental body assessing civil money penalties against such person or in the event that such coverage would be prohibited by applicable banking, corporate and other law or regulations.

               (B)  Indemnification of Officers, Employees and Agents

The corporation shall indemnify any person who is or was an officer, employee or agent of the corporation or who is or was a director, general partner, trustee or principal of another entity serving as such at the request of the corporation from and against any and all expenses, liabilities or other losses arising in connection with any action, suit, appeal or other proceeding, by reason of the fact that such person is or was serving as an officer, employee or agent of the corporation or as a director of another entity at the request of the corporation to the extent authorized by the corporate policy of the corporation, as adopted and modified from time to time by the shareholder of the corporation, except to the extent that such indemnification would be prohibited by applicable banking, corporate and other law or regulation. The corporation may advance monies to such persons for expenses incurred in defending any such action, suit, appeal or other proceeding in accordance with the corporate policy of the corporation, as adopted and modified from time to time by the shareholder of the corporation, except to the extent that such advancement would be prohibited by applicable banking, corporate and other law regulation. The corporation may purchase insurance for the purpose of indemnifying such persons and/or reimbursing the corporation upon payment of indemnification to such person to the extent that indemnification is authorized by the preceding sentence, except that insurance coverage shall not be available in connection with a formal order by a court or judicial or governmental body assessing civil money penalties against such person or in the event that such coverage would be prohibited by applicable banking, corporate and other law or regulation.

                            EXHIBIT 4

                     ED AND RESTATED BYLAWS

                               OF

          FIRST UNION BANK OF CONNECTICUT (EFF. 1/1/96)
                 (formerly FIRST FIDELITY BANK;
                  formerly UNION TRUST COMPANY)
                      Stamford, Connecticut
                   As Adopted October 12, 1993

                            ARTICLE I
                    MEETINGS OF STOCKHOLDERS

                         ANNUAL MEETING

1. The Annual Meeting of the stockholders of the Company shall be held on such date between February 1 and April 1 in each year as the Board of Directors shall designate and at such hour as shall be specified in the notice of such
    meeting. The Annual Meeting shall be held at the principal office of the Company in the Town of New Haven, or such other place within or without the
    State of Connecticut as the Board of Directors may designate.

SPECIAL MEETINGS

2. A special meeting of the stockholders shall be called when ordered by a majority of the Board of Directors or the Chief Executive Officer or when requested in writing by the holders of record of not less than one-tenth of
    the capital stock issued and outstanding.

NOTICE OF MEETINGS

3. Written notice of each stockholders' meeting stating the time, place and purpose or purposes of the meeting, shall be mailed to each stockholder entitled to vote at such meeting at his address as shown on the books of the
    Company at least ten (10) days before the date of said meeting.

QUORUM

4. At all meetings of the stockholders there shall be present, either in person or by proxy, stockholders representing a majority of the capital stock of the Company issued and outstanding, in order to constitute a quorum for the
    election of directors or the transaction of other business. In the absence of a quorum, a majority in interest of the stockholders present in person or by proxy may adjourn the meeting from time to time, without further notice, until a quorum shall attend, and thereupon any business may be transacted which might have been transacted at the meeting originally called.

 VOTING

5. At all meetings of the stockholders, each stockholder shall be entitled to vote, in person or by proxy, one vote for each share of stock standing in his name on the books of the Company on the record date set for such meeting.

                           ARTICLE 11
                            DIRECTORS


GENERAL POWERS

1. The property, affairs and business of the Company shall be managed and controlled by its Board of Directors, which may exercise all of the corporate powers of the Company except such as are by law, the Articles of Incorporation of the Company or the Bylaws expressly conferred upon or reserved to the stockholders.

NUMBER, TERM OF OFFICE AND QUALIFICATIONS

2. The number of directors of the Company shall be not less than nine (9) nor more than twenty-five (25). They shall be elected at the Annual Meeting and shall hold office for one (1) year and until their successors are duly elected and qualified.

VACANCIES

3. In case of any vacancy among the directors from any cause, the remaining directors at any regular or special meeting may elect a successor to hold office until the next Annual Meeting of the stockholders and until his successor is duly elected and qualified.

ORGANIZATION MEETING OF THE BOARD OF DIRECTORS

4. The Board of Directors at their first meeting after the Annual Meeting of the stockholders shall elect or appoint officers at or above the level of senior vice president to serve during, the ensuing year.

REGULAR MEETINGS

5. Regular meetings of the Board of Directors shall be held at least quarterly on such days and time as the Board of Directors may from time to time determine. No notice of such regular meetings need be given.


SPECIAL MEETINGS

6. Special meetings of the Board of Directors shall be called when ordered by the Chief Executive Officer or when requested in writing by any five directors, at such time and place as may be designated in such order or request, and the Secretary of the Company shall give reasonable notice thereof to each director either by mail, telegraph ' facsimile, telephone or in person. A waiver of notice in writing signed by any director whether before or after such meeting shall be considered equivalent to proper notice to such director.

QUORUM

7. A majority of the number of directors serving at the time shall constitute a quorum at any meeting.

COMPENSATION OF DIRECTORS

8. All directors who are not also officers of the Company or any of its affiliates shall be entitled to a reasonable fee for attendance at meetings of the Board and of Committees of the Board, such fee to be fixed from time to time by a resolution of the Board of Directors or of the Executive Committee.

TERM OF DIRECTORS

9. No person who shall have attained the age of 70 years as of January first in any year shall be eligible to be elected a Director or to be re-elected a Director.

COMMUNICATIONS EQUIPMENT

10. Any or all directors may participate in a meeting of the Board or committee thereof by means of conference telephone or any means of communication by which all persons participating, in the meeting are able to hear each other.

ACTION WITHOUT MEETING

11. Any action required or permitted to be taken by the Board or committee thereof by law, the Company's Articles of Incorporation, or these Bylaws may be taken without a meeting, if, prior or subsequent to the action, all members of the Board or committee shall individually or collectively consent in writing to the action. Each written consent or consents shall be filed with the minutes of the proceedings of the Board or committee. Action by written consent shall have the same force and effect as a unanimous vote of the directors, for all purposes. Any certificate or other documents which relates to action so taken shall state that the action was taken by unanimous written consent of the Board or committee without a meeting.


                            ARTICLE III
                            COMMITTEES

EXECUTIVE COMMITTEE

1. There shall be -an Executive Committee which, when the Board of Directors is not in session, shall have and may exercise all the powers of the Board that lawfully may be delegated. The Executive Committee shall meet at such times as the members shall agree and whenever called by the Chairman of the committee. The Executive Committee shall consist of such number of directors, not less than four, as the Board shall from time to time appoint. A quorum for all meetings of -the Executive Committee shall be a majority of the members. The Board of Directors may appoint a Chairman of the Executive Committee; in his absence or if no such appointment is made, the President of the Company shall be its Chairman.

    The Executive Committee shall keep a record of its proceedings which shall be reported to the Board of Directors at its next regular meeting.

    In the event of the absence of any member at a meeting, any other director may be called to serve in his Place with full power to act.

OTHER COMMITTEES

2. The Board of Directors shall have the power to appoint, or to authorize the appointment of, such other committees as it may deem advisable, to determine the powers, duties, authority and functions of such committees, to provide for the selection of the members thereof and to determine their term or tenure of service.

                           ARTICLE IV
                            OFFICERS


OFFICERS

1. The Board of Directors shall have the power to appoint a Chairman of the Board, one or more Vice Chairmen of the Board, a Chief Executive Officer, a President, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Secretary, a Treasurer, an Auditor, one or more Trust Officers and such other officers as from time to time may be elected or appointed by the Board of Directors. The Board may by resolution authorize the President to appoint other officers with such titles and duties as he may designate. AU officers shall be subject to removal at any time with or without cause by the affirmative vote of a majority of the whole Board of Directors. If any office shall become vacant, the Board of Directors may fill such vacancy. Any officer may hold more than one office, except as otherwise provided by law.

    In its discretion, the Board of Directors may leave unfilled any offices except those of President, Secretary and Treasurer.

CHIEF EXECUTIVE OFFICER

2. The Board of Directors shall designate who shall be the Chief Executive Officer of the Company and who shall substitute for him during his absence or disability. If all of the persons so designated are absent or disabled, any other senior officer -designated by - the Executive Committee or by the Board of Directors as such shall be the Chief Executive Officer. The Chief Executive Officer shall have general charge of the business of the Company.

POWERS AND DUTIES OF OFFICERS

3.All officers shall perform such duties and possess such powers as shall pertain to their respective offices, as may be imposed by law, as may be set forth in these Bylaws, and as may be, from time to time, prescribed by the Board of Directors or by the Chief Executive Officer.


                            ARTICLE V
                          CAPITAL STOCK


1. Transfer of shares shall be made upon the books of the Company by the holder in person, or by power of attorney, duly executed, witnessed and filed with the Secretary or other proper officer of the Company, upon surrender of the certificate or certificates of such shares. In case of the loss or destruction of a certificate another may be issued in its place upon proof of loss or destruction which shall be satisfactory to the Board of Directors.


                           ARTICLE VI
                           EMERGENCIES


1. In the event of any emergency caused by enemy action, nuclear disaster or accident, storm, fire, flood, explosion or other cause (the continuation of
    any such event being referred to herein as a "State of Emergency' declared by the President of the United States or the person performinG his functions, Governor of the State or any Federal or State banking regulatory
    agency having Jurisdiction over the Company), of sufficient severity to prevent the conduct and management of the affairs and business of the Company as contemplated by these Bylaws other than this paragraph 1, then during the existence of such State of Emergency,

    (a) The requirement of these Bylaws as to notice and place of directors' meetings shall be waived and the Board of Directors shall have the power, in the absence or disability of any officer or upon the refusal of any officer to act, to delegate and prescribe such officer's powers and duties to any other officer, or to any director; any powers granted to the Board of Directors pursuant to this paragraph (a) may be exercised as provided in paragraph (b) below:

    (b) Any two or more members of the Executive Committee shall constitute a quorum of that Committee during such State of Emergency for the full conduct and management of the affairs and business of the Company in accordance with the provisions of Article HI of these Bylaws. In the event that two members of the then incumbent Executive Committee do not present themselves at the Head Office or Acting Head Office, and only for the period during which two such members are not present, an interim committee consisting of all of the remaining directors present at such office and @g to serve shall perform the functions of the Executive Committee for the full conduct and management of the affairs and business of the Company in accordance with the foregoing provisions of this Section; provided, however, that no action may be taken by such interim committee present and voting at a meeting attended by no less than two such members; and

    (c) The business ordinarily conducted at the Head Office or any branch office of the Company may be relocated elsewhere in suitable quarters, in addition to or in lieu of its normal location, as may be designated by the Board of Directors or by the Executive Committee or by such interim committee as may be conducting the affairs of the Company pursuant to paragraph (b) above.

Actions taken pursuant to this Section are subject to conformity with any governmental directives issued during any such State of Emergency. Actions taken pursuant to this Section may be ratified at the next annual meeting of stockholders or at a special meeting called for that purpose; however, failure to ratify shall not render any action duly taken pursuant to this Section illegal or invalid as against third persons who have acquired rights or incurred disabilities in reliance thereon.

2. To the full extent permitted by applicable law, the Company will indemnify any director, officer or employee of the Company for any actions taken in good faith by such person during any State of Emergency pursuant to this
    Article VI or any resolution adopted in accordance herewith.

                           ARTICLE VII
                         CORPORATE SEAL


SEAL


1. The seal, an impression of which appears below, is the seal of the Company as adopted by the Board of Directors:


                             [Seal]




    The Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, Senior Executive Vice President, Executive Vice President, Senior Vice President, Vice President, each Assistant Vice President, the Chief Financial Officer, the Secretary, each Assistant Secretary, each
Trust
    Officer, or each Assistant Trust Officer shall have the authority to affix the corporate seal of this Company and to attest to the same.


                          ARTICLE VIII
                    MISCELLANEOUS PROVISIONS


FISCAL YEAR


1.  The fiscal year of the Company shall be the calendar year.


EXECUTION OF INSTRUMENTS


2. All agreements, contracts, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted in behalf of the Company by the Chairman of the Board, or Vice Chairman, or Chief Executive Officer. or the President, or Senior Executive Vice President,
or
    Executive Vice President, or Senior Vice President, or Vice President, or Assistant Vice President, or Chief Financial Officer, or the Secretary, or Assistant Secretary, or, if in connection with the exercise of fiduciary powers of the Company, by any of said officers or by any Trust Officer or Assistant Trust Officer, to the extent authorized by the corporate policy of the Company, as adopted and modified from time to time. Any such instruments may also be executed, acknowledged, verified, delivered, or accepted in behalf of the Company in such other manner and by such other officers as the Board may from time to time direct.


VOTING SHARES OF OTHER CORPORATIONS


3. The Chairman, Vice Chairman, or President are authorized to vote, represent and exercise on behalf of this Company all rights incident to any and all shares of ;stock of any other corporation standing in the name of the Company. The authority granted herein may be exercised by such officers in
    person or by proxy or by power of attorney duly executed by said officer.


                           ARTICLE IX
                           AMENDMENTS


1. These Bylaws may be altered, amended, or added to by the stockholders at any annual or special meeting or to the extent permitted by law, by the Board of Directors at any meeting, provided in either case notice thereof has been
    given.

                            EXHIBIT 6

                       CONSENT OF TRUSTEE




Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the 13% Series A First Mortgage Note due 2003 of the Casino Magic of Louisiana, Corp., First Union Bank of Connecticut hereby consents that reports of examinations of Federal, State, territorial or district authorities may be furnished by such authorities to the Securities and
Exchange Commission upon request therefore.


                             FIRST UNION BANK OF CONNECTICUT


                             By:  /s/ W. JEFFREY KRAMER
                                  W. Jeffrey Kramer
                             Its: Vice President